Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-15190 and 333-134206 on Form S-3; in Registration Statement Nos. 33-54307, 333-143432, 333-91786, and 333-138089 on Form S-8; and in Registration Statement No. 2-96386 on Form S-14 of our report dated February 27, 2008 (November 25, 2008 as to the effects of (a) the adoption of FASB Staff Position No. 39-1 and (b) discontinued operations of SunCor) relating to the consolidated financial statements and financial statement schedules of Pinnacle West Capital Corporation and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 158, and to the matters described in (a) and (b) above) appearing in this Current Report on Form 8-K of Pinnacle West Capital Corporation.
Phoenix, Arizona
November 25, 2008
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP